UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/26/2007

American Technology Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15378 Avenue of Science, Ste 100,
San Diego, California 92128
(Address of principal executive offices, including zip code)

858-676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 26, 2007, the Management of American Technology Corporation (the "Company") as authorized by the Audit Committee of the Board of Directors of the Company, concluded that it was necessary to restate the previously reported unaudited consolidated financial statements of the Company for the period ended June 30, 2007, which were included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, and that the previously reported financial statements for this period should no longer be relied upon. This restatement is necessary to increase the estimated expense and related payroll tax liability recorded in such financial statements by $135,601 in connection with amended payroll tax returns for tax years 2004 and 2005 that were filed by the Company in December 2007 and estimated penalties and interest related to these filings. The Company will file an amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2007. The restatement will not result in a change in the Company's previously reported revenues, cash flows from operations or total cash and cash equivalents in the consolidated financial statements for the quarter ended June 30, 2007. Further explanation of the restatement is provided below.

As further described in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006, in December 2006, the Audit Committee of the Company's Board of Directors completed a voluntary review of historical stock option grants and determined that errors had been made in the determination of measurement dates for a number of stock options granted prior to December 31, 2003. Based on its analysis of payroll tax liabilities relating to the above, the Company accrued a payroll tax liability in the amount of $200,601 as of September 30, 2006. During the Company's fiscal third quarter ended June 30, 2007, the Company revised its estimated payroll tax liability related to this matter to $65,000 as a result of certain assumptions which at that time, the Company believed would reduce the liability to this level. Following extensive subsequent analysis by the Company, its consultants and its independent registered public accounting firm, the Company determined that the reduction of the estimated payroll tax liability recorded during the fiscal third quarter resulted in an understatement of the payroll tax liability as of June 30, 2007 in the amount of $135,601 based on the final amended payroll tax filings and due to an increase for estimated penalties and interest that the Company now believes may be assessed. The revised estimates resulted in a $135,601 increase in total payroll tax liability and selling and administrative expenses for the three and nine months ended June 30, 2007. Following this adjustment, the aggregate estimated payroll tax liability related to prior tax years at the end of the Company's fiscal third quarter ended June 30, 2007 was $200,601.

When the Company files its Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and its amended Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 to effect the restatement described above, management expects the Company to report the existence of a material weakness in the Company's internal control over financial reporting relating to its accounting for payroll taxes.

The Company's management and the Audit Committee of the Company's Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K with the Company's current and former independent registered public accounting firms.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

99.1   Press Release, dated January 2, 2008, issued by American Technology Corporation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Technology Corporation

Date: January 02, 2008	By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated January 2, 2008, issued by American Technology Corporation